UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2011

Bravo Brio Restaurant Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-34920	34-1566328
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio		43212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-326-7944

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

On April 19, 2011, Bravo Brio Restaurant Group, Inc. (the “Company”) filed a Current Report on Form 8-K relating to the voting results at its 2011 Annual Meeting of Shareholders held on April 14, 2011. This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Company regarding how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers (“Say on Pay Frequency Vote”). This Amendment does not otherwise revise the April 19, 2011 Current Report on Form 8-K in any way.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, consistent with the Board of Directors’ recommendation at the Company’s 2011 Annual Meeting of Shareholders, Shareholders holding a majority of shares voted for the three year option with respect to the frequency of future Say On Pay Frequency Votes of the Company. Accordingly, in light of these voting results and other factors, the Board of Directors has determined that the Company will hold Say on Pay Frequency Votes every three years until the next shareholder advisory vote on the frequency of Say on Pay Frequency Votes, which, in accordance with applicable law, will occur no later than the Company’s Annual Meeting of Shareholders in 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

July 28, 2011	By:	James J. O'Connor

Name: James J. O'Connor
Title: Chief Financial Officer, Treasurer and Secretary